UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:           February 12, 2009
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Drive Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2009, Mr. John C. Meng provided notice of his intention to resign from the Board of Directors of Integrys Energy Group, Inc., effective after the conclusion of the board meeting held on February 12, 2009.  Mr. Meng is resigning for personal reasons and not as a result of any disagreement with Integrys Energy Group.

On February 12, 2009, the Compensation Committee of the Board of Directors of Integrys Energy Group approved the Integrys 2009 Executive Incentive Plan and its incentive award targets for 2009 for the executive officers of Integrys Energy Group and certain of its subsidiaries.  Cash payouts may be earned on the basis of meeting financial goals related to various net income measures and non-financial goals related to employee safety and wellness, customer satisfaction, environmental impact, risk profile, and internal corporate support services performance.  To earn any incentive based on the financial goals and to earn the full value of incentives based on non-financial goals, a minimum consolidated net income level must be reached for Integrys Energy Group.  The threshold, target and superior levels for annual cash bonus that may be earned in 2009 for the Integrys Energy Group Chief Executive Officer are 50%, 100% and 150%, respectively, of base salary.  The threshold, target and superior level for annual cash bonus that may be earned in 2009 for the other executive officers of Integrys Energy Group and its subsidiaries ranges from 20-50%, 40-100% and 60-150%, respectively, of base salary.

In addition, the final 2009 total compensation of Charles A. Schrock, who on December 18, 2008 was appointed President and Chief Executive Officer of Integrys Energy Group, effective January 1, 2009, was finalized and includes an annual base salary, effective as of January 1, 2009, of $800,000.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 12, 2009, the Integrys Energy Group Board of Directors approved the following amendments to its By-laws:

	1)	Article III, Section 2 to increase the size of the Board from 14 to 15 directors,

2)
Article III, Sections 2 and 3 to provide that commencing with the election of directors at its 2009 Annual Meeting of Shareholders, directors with terms expiring at an annual meeting will be elected to one-year terms.  Pursuant to these proposed amendments, class C directors will be elected to one-year terms in 2009.  In 2010 both class A and class C directors will be elected to one year terms, and in 2011 all directors will be elected to one year terms and the Board will then have a single class of directors,

3)
Article IV to reflect an Executive Chairman position.  Further clarifying amendments are also proposed throughout the By-laws where appropriate in light of this new officer position and to also clarify where needed to allow for both a Chief Executive Officer and President, and

4)
Article II, Section 14 to provide for a variety of minor changes including clarifying that the By-laws provide for the exclusive means of submitting shareholder proposals, changing the period in which proposals can be submitted and requiring additional disclosures by a shareholder submitting a proposal as to its ownership interests in the company.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Exhibits. The following exhibits are being filed herewith:

		(3.1)	Amendments to the By-laws of Integrys Energy Group, Inc. effective February 12, 2009

		(3.2)	Integrys Energy Group, Inc. By-laws as in effect at February 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Barth J. Wolf Barth J. Wolf Vice President, Chief Legal Officer and Secretary

Date: February 19, 2009

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated February 12, 2009

Exhibit Number

(3.1)	Amendments to the By-laws of Integrys Energy Group, Inc. effective February 12, 2009

(3.2)	Integrys Energy Group, Inc. By-laws as in effect at February 12, 2009